SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 1, 2016

RGC RESOURCES, INC.
(Exact name of Registrant as specified in its charter)

Virginia	000-26591	54-1909697
(State or other jurisdiction	(Commission File Number	(IRS Employer Identification No.)

519 Kimball Ave., N.E. Roanoke, Virginia	24016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 540-777-4427

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Definitive Material Agreement.

The information required by this Item 1.01 is set forth in Item 2.03 below in respect of the Term Loan Agreement, the Promissory Note, the Swap Agreement and the Guaranty, which are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On November 1, 2016, Roanoke Gas Company (“Roanoke”), the wholly-owned utility subsidiary of RGC Resources, Inc. (“Resources”) entered into a Term Loan Agreement and unsecured Promissory Note (referred together as “Debt Agreements”) with Branch Banking and Trust Company (“BB&T”). As provided for in the Debt Agreements, Roanoke borrowed $7 million for a term of 5 years with a variable interest rate equal to one month LIBOR plus 90 basis points payable monthly. The interest rate will be adjusted monthly on the first day of each LIBOR interest period. The principal balance and any unpaid interest are due on November 1, 2021. Simultaneous with the entry into the Debt Agreements, Resources entered into a Guaranty Agreement whereby in the event of default on the Promissory Note by Roanoke, Resources agrees to perform under the agreement.

The primary purpose of the Debt Agreements is to refinance a portion of Roanoke’s existing short-term debt into an intermediate term instrument.
The Term Loan Agreement sets forth certain representations, warranties and covenants to which Roanoke is subject, including financial covenants that limit Consolidated Long Term Indebtedness to not more than 65% of Consolidated Total Capitalization and Priority Indebtedness to not more than 15% of Consolidated Total Assets (as such terms are defined in the Term Loan Agreement).
Also on November 1, 2016, Roanoke entered into a Swap Agreement associated with the Promissory Note which will commence November 1, 2017 and will effectively convert the variable rate Promissory Note into an instrument with a fixed interest rate of 2.3% per annum. The Swap Agreement co-terminates with the corresponding Promissory Note.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits.

10.1	Term Loan Agreement by and between Roanoke Gas Company and BB&T, dated November 1, 2016.

10.2	Promissory Note due November 1, 2021 in the original principal amount of $7,000,000 in favor of BB&T, dated November 1, 2016.

10.3	Guaranty Agreement by and between Resources and BB&T, dated November 1, 2016.
10.4 Swap Agreement by and between Roanoke Gas Company and BB&T, dated November 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RGC RESOURCES, INC.

Date: November 7, 2016	By: /s/ Paul W. Nester
Paul W. Nester
Vice President, Secretary, Treasurer and CFO